UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT
               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2006


                    American Water Star, Inc.
     (Exact name of registrant as specified in its charter)


       Nevada               001-32220            87 - 0636498

   (State or other       (Commission File       (IRS Employer
   jurisdiction of           Number)         Identification No.)
   incorporation)


             4545 CAMERON ST.                       89103
                  SUITE A
             LAS VEGAS, NEVADA

 (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (702) 740-7036

      4560 S. Decatur Blvd., Suite 301, Las Vegas, NV 89103
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 8.01. Other Events.

     On January 17, 2006, the Company sent a proposal to Laurus Master Fund in an attempt to settle the current indebtedness. By letter dated November 4, 2005, Laurus notified the Company that certain defaults have occurred and are continuing under the Forbearance Agreement and demand for payment was made in the amount of $6,694,875.93. Subsequently, the Company received from the Trustee, on behalf of Laurus, Notice of Trustee's Sale and Statement of Breach of Non-Performance and Notice of Election to Sell the Company's property and fixtures at 3910 East Weir Avenue, Phoenix, Arizona at an auction to be held on March 2, 2006.

     The terms of the proposed settlement submitted by the Company to Laurus are as follows: (1) $5,000,000 cash which will be wired immediately upon closing of the refinancing of the Phoenix property; (2) existing Laurus warrants to remain in effect and priced as/is; and (3) the balance of the fees and interest in the approximate amount of $1,600,000 will be repaid in either options or warrants to purchase the Company's common stock at a price per share to be determined on the date of the wire transfer.

      A copy of the Company's press release is attached hereto as
Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

     Exhibits

     99.1 Press Release of the Company dated January 19, 2006 announcing the proposal to Laurus.


                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     Dated: January 19, 2006


                                   AMERICAN WATER STAR, INC.


                                   By: /s/ Roger Mohlman
                                     Name:  Roger Mohlman
                                     Title: President and
                                            Chief Executive
                                            Officer